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                               ADVISORY AGREEMENT


         AGREEMENT made as of the 5th day of November, 1997 by and between OCC Cash Reserves, Inc., a Maryland corporation (the "Fund") and OpCap Advisors, a Delaware general partnership (the "Advisor").

         WHEREAS, the Fund is an open-end investment company registered with the Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, the Fund is organized in series form and each of the Primary, Government, General Municipal, California Municipal and New York Municipal Portfolios is a separately capitalized series ("Portfolio") of shares of common stock to be issued by the Fund ("Shares") pursuant to the Fund's registration statement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Fund and the Advisor agree as follows:

1.       General Provisions

         The Fund hereby employs the Advisor and the Advisor hereby undertakes to act as the investment advisor of the Fund in connection with and for the benefit of each Portfolio, including any Portfolio hereafter created, and to perform for the Fund such other duties and functions in connection with each Portfolio for the period and on such terms as are set forth in this Agreement. The Advisor shall in all matters give to the Fund and its Board of Directors (the "Directors") the benefit of its best judgment, effort, advice and recommendations and shall at all times conform to and use its best efforts to enable the Fund to conform to:

         (a) The provisions of the 1940 Act and any rules or regulations promulgated thereunder;

         (b)      Any other applicable provisions of state or federal law;

         (c) The provisions of the Articles of Incorporation and By-Laws of the Fund as amended from time to time;

         (d)      The policies and determinations of the Directors;

         (e) The investment objectives, policies and investment restrictions of each Portfolio as reflected in the registration statement of the Fund under the 1940 Act or as such objectives, policies and restrictions may from time to time be amended; and

         (f) The prospectus, if any, relating to each Portfolio in effect from time to time.


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         The appropriate officers and employees of the Advisor shall be available upon reasonable notice for consultation with any of the Directors or officers with respect to any matters dealing with the Fund's business affairs, including the valuation of any securities held by the Fund for the benefit of any of its Portfolios that are either not registered for public sale or not being traded on any securities market.

2.       Investment Management

         (a) The Advisor shall, subject to the direction and control by the Directors, separately with respect to each Portfolio: (i) Regularly provide investment advice and recommendations to the Fund with respect to investments, investment policies and the purchase and sale of securities and other investments; (ii) Supervise continuously and determine the securities and other investments to be purchased or sold by the Fund and the portion, if any, of the Fund's assets to be held uninvested; and (iii) Arrange for the purchase and sale of securities and other investments by the Fund.

         (b) The Advisor may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services, including entering into subadvisory agreements with other affiliated or unaffiliated registered investment advisors in order to obtain specialized services, provided, however, that the Fund shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of Section 5 hereof.

         (c) So long as the Advisor shall have acted with due care and in good faith, the Advisor shall not be liable to the Fund or its shareholders for any error in judgment, mistake of law or any other act or omission in the course of or connected with rendering services hereunder, including without limitation any losses which may be sustained by the Fund or its shareholders as a result of the purchase, retention, redemption or sale of any security or other investment by the Fund irrespective of whether the determinations of the Advisor relative thereto shall have been based, in whole or in part, upon the investigation, research or recommendation of any other individual, firm or corporation believed by the Advisor to be reliable. Nothing contained herein, however, shall be construed to protect the Advisor against any liability to the Fund or its shareholders arising out of the Advisor's willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement.

         (d) Nothing in this Agreement shall prevent the Advisor, any parent, subsidiary or affiliate, or any director or officer thereof, from acting as investment advisor for any other person, firm or corporation and shall not in any way limit or restrict the Advisor or any of its directors, officers, stockholders or employees from buying, selling or trading any securities or commodities for its or their own account or for the accounts of others for whom it or they may be acting, if such activities will not adversely affect or otherwise impair the performance by the Advisor of its duties and obligations under this Agreement.

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3.       Other Duties of the Advisor

         The Advisor shall provide and supervise all administrative and clerical activities undertaken for the benefit of each Portfolio of the Fund and shall provide effective corporate administration for the Fund, including (1) the overseeing of accountants, legal counsel, custodians, transfer agents, shareholder servicing agents and other parties performing services for the Fund,
(2) the preparation and filing of such reports related to the Fund or to any Portfolio as shall be required by federal securities laws and by various state "blue sky" laws, (3) the composition of periodic reports with respect to the operations of each Portfolio for distribution to shareholders, (4) composition of proxy materials for and the organization of meetings of the shareholders of each Portfolio as required under applicable laws, and (5) continuous distribution and redemption of the shares of each Portfolio and the continuous servicing of shareholders of the Fund both directly and through appropriate intermediaries.

         The Advisor's duties under this Agreement will include preparation and maintenance of separate books, records and other documents for each Portfolio, as follows: (1) journals containing daily itemized records of all purchases and sales and receipts and deliveries of securities, all receipts and disbursements of cash and all other debits and credits, in the form required by Rule 31a-1(b)(1) under the 1940 Act; (2) general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, in the form required by Rules 31a-1(b)(2)(i) and (ii) under the 1940 Act; (3) a securities record or ledger reflecting separately for each portfolio security as of the trade date all "long" and "short" positions, if any, carried by the Fund for the account of such Portfolio and showing the location of all such securities long and the offsetting position to all such securities short, in the form required by Rule 31a-1(b)(3) under the 1940 Act; (4) a record of all purchases or sales of portfolio assets, in the form required by Rule 31a-1(b)(6) under the 1940 Act; and (5) a record of the proof of money balances in all ledger accounts maintained pursuant to this Agreement, in the form required by Rule 31a-1(b)(8) under the 1940 Act. The foregoing books and records shall be maintained by the Advisor in accordance with and for the time periods specified by applicable rules and regulations, including Rule 31a-2 under the 1940 Act. All such books and records shall be the property of the Fund and upon request therefor the Advisor shall surrender to the Fund such of the books and records as are requested.

4.       Allocation of Expenses

         All expenses shall be paid by the Fund, allocated as appropriate to each Portfolio, including but not limited to:

         (a)      the fee of the Advisor;

         (b)      interest expense, taxes and governmental fees;

         (c) brokerage commissions (if any) and other expenses incurred in acquiring or disposing of the Fund's portfolio securities and other investments;

         (d) insurance premiums for fidelity and other coverage requisite to the Fund's operations;

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         (e)      fees of the Directors who are not interested persons of the
                  Fund, out-of-pocket travel expenses for all Directors and other expenses incurred by the Fund in connection with Directors' meetings;

         (f)      outside legal, accounting and audit expenses;

         (g)      custodian and dividend disbursing fees;

         (h)      transfer agent fees and other shareholder servicing expenses;

         (i) expenses in connection with the issuance, offering, sale or underwriting of securities issued by the Fund, including preparation of stock certificates;

         (j) fees and expenses incident to the registration or qualification of the Fund's shares for sale with the SEC and in various states and foreign jurisdictions;

         (k) expenses of printing and mailing reports, notices and proxy material to the shareholders of each Portfolio;

         (l) all other expenses incidental to holding meetings of the shareholders of each Portfolio including fees and expenses of proxy solicitation;

         (m) expenses of organizing the Fund and trade association dues and fees;

         (n) such extraordinary non-recurring expenses as may arise, including litigation affecting the Fund and the obligation the Fund may have to indemnify its officers and Directors with respect thereto; and

         (o) expenses incident to servicing Fund shareholders by broker-dealers (including CIBC Oppenheimer Corp.), banks and other organizations and individuals.

         The Advisor, in return for its fee, will bear all costs and expenses incurred in connection with its investment management services to the Fund. The Advisor will also bear the expense of its business management and other management and supervisory duties and functions assumed by it under this Agreement, but the Fund itself will bear the costs of the services managed and supervised; e.g., the Advisor will arrange for and supervise, among other services, the provision of outside audit, custodian and transfer agency services to the Fund, but the Fund will pay for each of these provided services.

         The Advisor at its expense will provide persons satisfactory to the Directors to perform the duties of officers of the Fund.

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5.       Compensation of the Advisor

         (a) The Fund agrees to pay the Advisor, and the Advisor agrees to accept as full compensation for the performance of all its functions and duties to be performed hereunder, a fee based on the total net assets of each Portfolio at the end of each business day at an annual rate of .50% of the first $100 million of average daily net assets, .45% of the next $200 million of average daily net assets and .40% of average daily net assets in excess of $300 million of each Portfolio. Determination of the net asset value of each Portfolio will be made in accordance with the policies disclosed in the Fund's registration statement under the 1940 Act. The fee is payable as of the close of business on the last day of each calendar month and shall be made on the following business day. The payment due on such day shall be computed by (1) adding together the results of multiplying (i) the total net assets of each Portfolio on each day of the month by (ii) the applicable daily fraction (based upon a 365-day year) of the annual advisory fee percentage rate for such Portfolio and then (2) adding together the total monthly amounts computed for each Portfolio.

         (b) In the event that the operating expenses (net of any expense offsets) of the Fund exceed 1%, including amounts payable to the Advisor pursuant to subsection (a) hereof, but excluding the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable with respect to a Portfolio for any fiscal year ending on a date during which this Agreement is in effect, the Advisor will pay or refund for the account of that Portfolio any such excess amount.

6.       Duration

         This Agreement will become effective with respect to each Portfolio of the Fund upon approval by the Directors and by the shareholders of each Portfolio. This Agreement will continue in effect for two years from the initial effective date and thereafter (unless sooner terminated in accordance with this Agreement) for successive periods of twelve months so long as each continuance shall be specifically approved at least annually with respect to each Portfolio by the vote of (1) a majority of those Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (2) a majority of the Directors or a majority of the outstanding voting securities of the respective Portfolio. Such vote will be deemed to have continued this Agreement if it takes place within 60 days of the Anniversary date of this Agreement.

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7.       Termination

         This agreement may be terminated with respect to one or more Portfolios
(i) by the Advisor at any time, without payment of any penalty, upon giving the Fund ninety (90) days' written notice (which notice may be waived by the Fund); or (ii) by the Fund at any time, without payment of any penalty, upon sixty (60) days' written notice to the Advisor (which notice may be waived by the Advisor), provided that such termination by the Fund shall be directed or approved by the vote of the majority of all of the Directors or by the vote of a majority of the outstanding voting securities of the Portfolio with respect to which notice of termination has been given to the Advisor.

8.       Amendment or Assignment

         This Agreement may be amended with respect to a Portfolio only if such amendment is specifically approved by (i) the vote of the outstanding voting securities of such Portfolio and (ii) a majority of the Directors, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, provided that this Agreement may be amended to add a new series of Shares or delete an existing series of Shares without a vote of the holders of Shares of any other Portfolio covered by this Agreement. This Agreement shall automatically and immediately terminate in the event of its assignment, as that term is defined in the 1940 Act and the rules thereunder.

9.       Governing Law

         This Agreement shall be interpreted in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act, other securities laws, and the rules thereunder. To the extent that the applicable laws of the State of New York, other securities laws or any of the provisions herein. conflict with the applicable provisions of the 1940 Act, the latter shall control.

10.      Severability

         If any provisions of this Agreement shall be held or made unenforceable by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.      Definitions

         As used in this Agreement, the terms "interested persons" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Sections 2(a)(19) and 2(a)(42) of the 1940 Act.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            OCC Cash Reserves, Inc.



                                            By:  /s/ Deborah Kaback
                                                -------------------------------
Attest:  /s/ Howard Smith                   Title: /s/ Secretary
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                                            OpCap Advisors



                                            By: /s/ Bernard H. Garil
                                                -------------------------------
Attest: /s/ Howard Smith                    Title: /s/ President
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